                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT, dated as of the 5th day of June, 1998 (the "Effective Date"), by and among TRANSWORLD HOME HEALTH CARE -- NURSING DIVISION, INC., a DELAWARE corporation (the "Company"), TRANSWORLD HEALTHCARE, INC., a New York corporation and the sole shareholder of the Company (the "SHAREHOLDER"), PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation ("BUYER"), and PEDIATRIC SERVICES OF AMERICA, INC., a Delaware corporation ("PSA");


                              W I T N E S S E T H:

         WHEREAS, the Shareholder owns all of the issued and outstanding capital stock of the Company, which is engaged in providing home nursing services (the "Business");

         WHEREAS, upon and subject to the terms and conditions contained herein, the Company desires to sell to Buyer, and Buyer desires to purchase from the Company, substantially all of the assets used in the Business;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:


                                   ARTICLE I

                         I. PURCHASE AND SALE OF ASSETS

         1.01 Transfer of the Assets. Subject to the terms and conditions set forth in this Agreement, as of the Effective Date, the Company agrees to sell, convey, assign, and transfer to Buyer, and Buyer agrees to purchase, accept and take from the Company on the Closing Date (as hereinafter defined) substantially all of the assets, properties and rights of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise relating to or utilized in the Business, directly or indirectly, in whole or in part, in existence on the date hereof and any additions thereto on or before the Closing Date, whether or not carried on the books and records of the Company and wherever located, including, without limitation the assets, properties and rights set forth on Schedule 1.01(a) (the "Assets"), except for those assets, properties and rights set forth on Schedule 1.01(b) (the "Excluded Assets").

         1.02 Aggregate Purchase Price of the Assets. The aggregate purchase price of the Assets (the "Purchase Price") shall be Five Million Three Hundred Thousand Dollars and No/100 ($5,300,000). The Purchase Price shall be paid: (i) $3,500,000 to the Company at the Closing by wire transfer or by bank or cashier's check, and (ii) $1,800,000 of the Purchase Price shall be in the form of shares of Common Stock of PSA (the "PSA Shares"), with a number of PSA Shares equal to $300,000 to be held in escrow by SunTrust Bank, Atlanta, for a period of one year (or such less period as specified in the Escrow Agreement, as defined below) after the Closing as security for any losses of Buyer which are to be indemnified against pursuant to Article XI hereof, pursuant to an escrow agreement in the form of Exhibit 10.10 hereto (the "Escrow Agreement"). Of the cash portion of the Purchase Price, $1,000,000 shall be placed in Escrow on the Effective Date, pending the Closing, at which time the cash portion of the Purchase Price shall be delivered to the Company. The number of PSA Shares to be paid to the Company shall be determined by dividing $1,800,000 by the average of closing prices of the PSA Shares during the 30-day period ended five business days prior to Closing (the "Share Price").

         1.03 Share Price Protection. Within 60 days of the Closing Date, PSA shall register the PSA Shares at its sole expense on behalf of the Company in accordance with the provisions of Article VII. The following protections shall be afforded the PSA Shares:

              (a) $1,500,000 in PSA Shares received at Closing by the Company (the "PSA Sale Shares") shall be sold by the Company as soon as possible after registration of the PSA Shares, taking into account market fluctuations which severely restrict the Company's ability to sell the PSA Shares, but in all cases within 90 days of the effectiveness of the S-3 Registration Statement referenced herein. The Company shall coordinate with PSA in the sale of the PSA Sale Shares in order to effect a sale in an orderly manner and at the highest price possible within the time constraints. If upon sale, the PSA Sale Shares sell for less than $1,500,000, net of all reasonable selling expenses which shall be borne by Buyer, then PSA shall reimburse the Company in cash within 15 days of the date of the last sale for the difference between $1,500,000 and the total sales price of the PSA Sale Shares. If the PSA Sale Shares sell for a total of $1,575,000 or greater, then the Company and PSA shall share equally in all amounts greater than $1,575,000, and the Company shall remit PSA's portion of the excess sales price to PSA within 30 days of the last sale of the PSA Sale Shares.

              (b) $300,000 of the PSA Shares issued on the Closing Date shall be held in Escrow for a period of one year after the Closing Date (the "PSA Escrow Shares"). Following the release from Escrow of any PSA Escrow Shares, the Company agrees to reasonably cooperate with PSA in the sale of the PSA Escrow Shares in order to effect the highest sales price. For a period of one
(1) year following the release from Escrow of any of the PSA Escrow Shares, the Company shall be guaranteed a sales price for the PSA Escrow Shares of the Share Price plus 6% (the "Escrow Share Price"). If any of the PSA Escrow Shares are released from Escrow at a time earlier or later than other PSA Escrow Shares, the price protection shall extend to such earlier or later released PSA Escrow Shares for a period of one year from the date that they are released. During the one year protection period, PSA shall reimburse the Company for any sales of PSA Escrow Shares for less than the Escrow Share Price, provided, however, that to the extent that any PSA Escrow Shares are sold for greater than Escrow Share Price, such sales shall be netted against any sales of PSA Escrow Shares for less than the Escrow Share Price in determining if PSA owes money to the Company. If there is any net gain by the Company in the sale of the PSA Escrow Shares for an average share price of greater than the Escrow Share Price, then the Company shall reimburse PSA for amounts previously paid by PSA to the Company pursuant to this subsection to the extent of such net gains. Any of the aforementioned payments shall be made within 30 days after the end of each quarterly anniversary of the Closing Date during the protection period.


         1.04 Manner of Effecting Sale. The sale, conveyance, transfer, assignment and delivery of the Assets by the Company to Buyer shall be effected by such deeds, bills of sale, endorsements, assignments, transfers and other instruments of transfer and conveyance in such form, including, without limitation, warranties of title, as Buyer or Buyer's attorney shall reasonably request.

              In connection with the transfer of all intangible Assets, the Company shall reasonably provide to Buyer any and all pertinent written or recorded information in its possession concerning any such property, including, without limitation, documents evidencing the Company's right and title to the trademarks and trade names of the Company, the Company's sales and purchase records, accounts and similar documentation, the Company's formulae for and know how concerning any aspect of the Business, as well as all of the Company's pertinent business documents and correspondence relating to the Business. To the extent the material customer information, cost and supply data, or secret or other formulae or know how are not at the date hereof evidenced by or reflected in existing corporate documents, records or other sources which are to be transferred in accordance with this Agreement, the Company shall prepare or cause to be prepared in such detail as Buyer may reasonably request such additional documentation for delivery at the Closing as shall be necessary to disclose fully and effectually such information to Buyer.

         1.05 Liabilities. It is understood and agreed that Buyer shall not assume or become liable for the payment of any debts, liabilities, losses, accounts payable, bank indebtedness, mortgages, litigation, claims or other obligations of the Company, whether the same are known or unknown, now existing or hereafter arising, of whatever nature or character, whether absolute or contingent, liquidated or disputed, except as expressly set forth in Section 6.04, below.

         1.06 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the purchase and sale of the Assets (the "Closing") shall take place by mail on or before two (2) months from the Effective Date, or on such other date at such other time and place as the parties shall agree in writing (the "Closing Date").


                                   ARTICLE II

                 II. SECURITIES REPRESENTATIONS OF THE COMPANY

         2.01 Investment Purpose. The agreement to issue the PSA Shares to the Company is made in reliance upon the representations of the Company to PSA, that the PSA Shares to be acquired by the Company will be acquired for investment for the account of the Company, not as a nominee or agent, and not with a view to the direct or indirect sale or distribution of any part thereof. By executing this Agreement, the Company further represents that it has no present intention of selling, transferring, granting any participation in, or otherwise distributing any of the PSA Shares to any person other than the Shareholder, and that it has no contract, undertaking, agreement, arrangement or understanding with any person to sell, transfer, grant any participation in or otherwise distribute any of the PSA Shares to any person other than the Shareholder.

         2.02 Domicile; Acknowledgment of Restrictions. The Company hereby represents that it is domiciled in the State of New Jersey, having its principal place of business in such State. The Company understands and acknowledges that the PSA Shares being offered and sold to it pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the New Jersey Uniform Securities Law of 1967, as amended (the "New Jersey Act"), on the grounds that the offering and sale of the PSA Shares are exempt from registration pursuant to, inter alia, Section 4(2) of the Securities Act and Section

49:3-50(b)(9) of the New Jersey Act. Accordingly, the Company understands and agrees that for a period of at least one year from the Closing Date or upon the registration of the PSA Shares, stop-transfer instructions will be noted on the stock transfer records of PSA and there will be maintained on the certificates evidencing the PSA Shares, or any substitutions therefor, the restrictive legend set forth below, except that such certificates shall not bear such legend if, in the opinion of counsel satisfactory to PSA, such legend is not required at any time or with regard to any proposed transfer of the PSA Shares in order to establish compliance with any provisions of the Securities Act and applicable state securities laws. Accordingly, the Company acknowledges that the PSA Shares will not be freely assignable for at least one year from the Closing Date or until the PSA Shares are registered for resale.

         2.03 Investor Representations. The Company represents that it (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such prospective investment in the PSA Shares; (ii) has received all the information requested from the Buyer and PSA and necessary to verify the accuracy of the information furnished by PSA pursuant to this Agreement, and there has been made available to the Company the opportunity to ask questions and to receive answers from representatives of Buyer and PSA relative to its investment in the PSA Shares; and (iii) has the ability to be able to bear the economic risks of such prospective investment and are able, without materially impairing its financial condition, to hold the PSA Shares for an indefinite period of time and to suffer a complete loss on its investment.

         2.04 Restrictive Legend. All certificates for the Exchange Shares shall bear the following legend:

                               RESTRICTIVE LEGEND

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE NEW JERSEY UNIFORM SECURITIES LAW OF 1967, AS AMENDED (THE "NEW JERSEY ACT"), IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT, AND
         SECTION 49:3-50(b)(9) OF THE NEW JERSEY ACT, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT, THE NEW JERSEY ACT, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PSA THAT SUCH REGISTRATION IS NOT REQUIRED.

                                  ARTICLE III

             III. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder represents and warrants as follows:

         3.01 Power and Authority of the Shareholder. The Shareholder has the right, power and capacity to execute, deliver and perform this Agreement and all other agreements, documents and instruments executed by such Shareholder in connection with the transactions contemplated hereby (the "Shareholder Documents"), and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Shareholder Documents and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of the Shareholder. The Shareholder Documents have been duly and validly executed and delivered by the Shareholder and constitute the Shareholder's legal, valid and binding obligations, enforceable in accordance with their respective terms. The execution and delivery of the Shareholder Documents by the Shareholder, the consummation of the transactions contemplated therein by the Shareholder, and the performance of the covenants and agreements of the Shareholder, subject to fulfillment of the conditions set forth in Sections
8.02 and 8.03, will not, with or without the giving of notice or the lapse of time, or both, (i) violate the provisions of any charter document or bylaws of the Shareholder, (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which the Shareholder is a party or by which the Shareholder or any of its properties may be bound; or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which the Shareholder is a party or by which the Shareholder or its properties may be bound.


                                   ARTICLE IV

             IV. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
                                AND THE COMPANY

         The Shareholder and the Company hereby, jointly and severally, represent and warrant to PSA and Buyer as follows (for purposes of the following representations and warranties, the defined term "the 'Company'" shall be deemed to include (i) any subsidiary of the Company, and (ii) any entity that has previously been merged or otherwise consolidated with, or acquired by, the Company regardless of the form of the transaction, and any matters set forth on any Schedule relating to any subsidiary or such other entity shall specifically refer to such subsidiary or such other entity):

         4.01 Organization and Authorization.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in the states set forth on Schedule 4.01(a). The Company is duly qualified and in good standing in every state of the United States in which the conduct of the business of such Company or the ownership of its properties and assets requires it to be so qualified.

              (b) The Company has the right, power and capacity to execute, deliver and perform this Agreement and all other agreements, documents and instruments executed by such Company in connection with the transactions contemplated hereby (the "Company Documents"), and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Company Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of the Company. The Company Documents have been duly and validly executed and delivered by the Company and constitute the Company's legal, valid and binding obligations, enforceable in accordance with their respective terms.

         4.02 Authorized and Outstanding Stock. All of the authorized capital stock of the Company is owned by the Shareholder. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable.

         4.03 Absence of Other Claims. Except where the existence of such claim or right will not affect the transactions contemplated by this Agreement, there is not outstanding, nor is the Company bound by, any subscriptions, options, preemptive rights, warrants, calls, commitments or agreements or rights of any character requiring the Company to issue or entitling any person or entity to acquire any additional shares of capital stock or any other equity security of the Company, including any right of conversion or exchange under any outstanding security or other instrument, and the Company is not obligated to issue or transfer any shares of its capital stock for any purpose, nor are there any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company.

         4.04 Financial Statements. Schedule 4.04(a) contains the unaudited balance sheet of the Business as of October 31, 1997, and the related unaudited statements of income and retained earnings for the twelve (12) month period ended October 31, 1997, and any related notes thereto; and the unaudited balance sheet of the Business as of February 28, 1998, and the related unaudited statements of income and retained earnings for the four (4) month period ended February 28, 1998 (the "1997 Financial Statements" and the "Interim Financial Statements," respectively, and collectively the "Financial Statements"). The 1997 Financial Statements are true, correct and complete and present fairly the financial position of the Business as of the date thereof, and the related results of its operations for the periods then ended. The Interim Financial Statements are true, correct and complete and present fairly the financial position of the Business as of the date thereof, and the related results of its operations for the periods then ended. The 1997 Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with past practice except as noted on Schedule 4.04(b) hereto. The Interim Financial Statements have been prepared on a basis consistent with past practice and with prior periods. All adjustments, consisting of normal, recurring accruals necessary for a fair presentation, have been made in the Interim Financial Statements. The unaudited balance sheets as of October 31, 1997, included in the 1997 Financial Statements are referred to herein as the "1997 Balance Sheet" and the unaudited balance sheets as of February 28, 1998, included in the Interim Financial Statements are referred to herein as the "Interim Balance Sheet".

         4.05 No Undisclosed Liabilities. Except as and to the extent reflected and adequately reserved against in the Interim Balance Sheet or as shown on
Schedule 4.05, as of February 28, 1998, the Business had no liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise. Since February 28, 1998, the Business has not incurred any liability or obligation whatsoever, except for liabilities and obligations incurred by the Business in the ordinary course of its business consistent with past practice or as reflected on Schedule 4.05.

         4.06 No Violation of Law. Prior to the Closing Date, the Company is not, and to the knowledge of the Company and Shareholder, has not been (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on the Company, or relating to its property or business which would have a material adverse effect on the Company or the Business.

         4.07 Property.

              (a) Schedule 1.01(a) sets forth a complete and accurate list and description of the Assets, which include all the real and personal property with a value of greater than $500, other than the Excluded Assets, that the Company uses in the Business and owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease.

              (b) The Company (i) has good and valid title to the Assets. The Company owns the Assets free and clear of all liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements except as described in Schedule 4.07(b) ("Liens"). Any Liens will be removed on or before the Closing, except any liens placed on Assets by the primary credit facility of the Company or the Shareholder, which liens shall be released within 30 days of Closing. Except for property leased to customers in the ordinary course of business, all of the Assets are in the possession or control of the Company.

              (c) Except as set forth on Schedule 4.07(c), the Assets have no known material defects, and are in good and safe operating condition and repair and are adequate for the uses to which they are being put.

              (d) The rights, properties and other assets included in the Assets and described in Schedule 1.01(a) include all rights, properties and other assets necessary to permit the Buyer the conduct the Business immediately after the Closing in the same manner as the Business has been heretofore conducted without any need for replacement, refurbishment (except in the ordinary course) or extraordinary repair of Assets.


         4.08 Intellectual Property.

              (a) The Company or the Shareholder is the sole and exclusive owner and has the sole and exclusive right to use the name "Transworld Nurses." For a period of 60 days after the Closing Date, Buyer shall be permitted to continue to use such name, if necessary; provided, however, Buyer shall indemnify the Company and the Shareholder for any wrongful use of such name or liabilities which arise from Buyer's use of such name.

              (b) Computer Software and Databases. Schedule 4.08(b) accurately identifies, and describes the functions of, all computer software and databases owned, licensed, leased, internally developed or otherwise used in connection with the Business. The Company has, and believes that, assuming Buyer buys or licenses the software described below and pays the fees with respect thereto (upon terms and conditions which are solely between Buyer and the vendor thereof), upon consummation of the transactions contemplated by this Agreement, Buyer will have, all computer software and databases that are necessary to conduct the Business as presently conducted by the Company and all documentation relating to all such computer software and databases. To the best knowledge of the Company and the Shareholder, the computer software and databases perform in accordance with the documentation related thereto or used in connection therewith and are free of defects in programming and operation. The Company has not sold, licensed, leased or otherwise transferred or granted any interest or rights to any of the computer software and databases used in the Business to any third party. Except as described on Schedule 4.08(b), the Company has the right to sell or assign the software leased by it and used in the Business.

         4.09 Litigation. Schedule 4.09(a) (i) sets forth all litigation, claims, suits, actions, investigations, indictments, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) pending, or to the knowledge of the Shareholder or the Company, threatened, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, or any other forum for the resolution of grievances, against the Company and involving any of the Assets or the Business, and (ii) indicates which of such matters are being defended by an insurance carrier, and which of the matters being so defended are being defended under a reservation of rights. Further, except as set forth in
Schedule 4.09(b), there are no judgments, orders, writs, injunctions, decrees, indictments, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to the Company and involving any of the Assets or the Business.

         4.10 Employees. Schedule 4.10 sets forth the names and current compensation (broken down by category, e.g., salary, bonus, commission) of all employees and personnel of the Company used in the Business, together with the date and amount of the last increase in compensation for each such person, as well as the title and "essential functions" (as defined in 29 CFR ss. 1630.2(n)) of each such employee. All such personnel have been properly treated as employees or independent contractors for purposes of withholding tax, unemployment tax, F.I.C.A. contributions, and worker's compensation.

         4.11 Employee Benefit Plans. Except for those plans described on
Schedule 4.11 (the "Employee Benefit Plans"), the Company does not now have, maintain or contribute to (and has not previously had, maintained or contributed to) any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any specified fringe benefit plan, as defined in Section 6039D of the Internal Revenue Code of 1986, as amended (the "Code"), nor any other type of retirement, deferred compensation, insurance, bonus, medical, stock option or other plan or arrangement to benefit any employees or former employees of the Company, or the dependents of, or other individuals associated with, such employees or former employees. Neither the Company nor any entity which, together with the Company, would constitute a single employer under Section 414(b),(c),(m) or (o) of the Code contributes or has contributed or is obligated to contribute to an "employee benefit pension plan" (as defined in Section 3(2) of ERISA), or to a "multiemployer plan" (as defined in Sections 3(37) or 4001(a)(3) of ERISA). The Company warrants and represents that the Employee Benefit Plans have been maintained in compliance with all applicable laws and regulations (including ERISA and the Code). The Company has received no notice that the Assets are currently subject to a lien or other process under the Code or ERISA, and knows of no threatened or pending action related to the Employee Benefit Plans by any employee or former employee, any plan fiduciary or administrator, any plan participant or beneficiary, the Department of Labor, Internal Revenue Service, the Pension Benefit Guaranty Corporation, or any other governmental agency.

         4.12 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, with any union or labor organization covering any of the employees of the Company used in the Business and none of said employees are represented by any union or labor organization.

         4.13 Labor Disputes. To the best knowledge of the Company and the Shareholder, the Company is in compliance with all federal and state laws respecting immigration, employment and employment practices, terms and conditions of employment, wages and hours. To the best knowledge of the Company and the Shareholder, the Company is not and has not been engaged in any unfair labor practice. No unfair labor practice complaint against the Company is pending before the National Labor Relations Board. Neither the Company nor the Shareholder knows or has reason to know of any labor strike or other labor trouble, other than normal day-to-day employee complaints, actually pending, being threatened against, or affecting the Company or the Business. Relations between management and labor are amicable and there have not been nor, to the knowledge of the

Company or the Shareholder, are there presently, any attempts to organize non-union employees, nor to the knowledge of the Company or the Shareholder, are there plans for any such attempts.

         4.14 Tax Matters.

              (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

                   (i) The term "Taxes" shall mean all taxes, however
              denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company is required to pay, withhold or collect.

                   (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

              (b) Returns Filed and Taxes Paid. Except as otherwise disclosed in Schedule 4.14(b): (i) all Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis (or valid extensions of time to file such Returns have been obtained with respect thereto) and such Returns are true, complete and correct; (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement; (iii) the Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the Assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established, which contested Taxes are disclosed in Schedule 4.14(b).

              (c) Intentionally Omitted.

              (d) Shareholders Agreements. The Company is not a party to any shareholders agreement.

              (e) Returns Furnished. The Company has furnished Buyer with true and complete copies of all federal and state income or franchise tax returns for the Company for all periods ending on and after December 31, 1995. Except as otherwise disclosed in Schedule 4.14(e), the Company has never been a member of an affiliated group (as defined in Section 1504 of the Code) required to join in the filing of consolidated returns, and the Company does not do business in any state, local, territorial or foreign taxing jurisdiction which would require the filing of a Return other than those for which all Returns have been furnished to Buyer pursuant to (ii) above.

         4.15 Required Licenses and Permits. The Company has all licenses, permits or other authorizations of governmental authorities necessary for the operation of the Business. A correct and complete list of all such material licenses, permits and other authorizations is set forth on Schedule 4.15. The Company has made available to Buyer true, correct, and complete copies of all written licenses and permits listed on Schedule 4.15.

         4.16 Major Suppliers. Schedule 4.16 sets forth a list of each supplier of goods or services to the Company with respect to the operation of the Business, to whom the Company paid or was billed in the aggregate more than $10,000.00 during the 12-month period ended February 28, 1998, together, in each case, with the amount paid or billed during such period. The Company is not engaged in any dispute with any of such suppliers, and the Company does not know or have any reason to believe that the consummation of the transactions contemplated hereunder will have any adverse effect on the business relationship of any such supplier with the Company.

         4.17 Loans, Leases, Contracts, Etc. The loans, mortgages, pledges, guaranties, leases, agreements, contracts or similar arrangements under which the Company may have liability or responsibility (contingent or otherwise), all as listed on Schedule 4.17 (hereinafter referred to collectively as the "Existing Agreements"), include all of the loans, mortgages, pledges, guaranties, leases, agreements, contracts or similar agreements to which the Company is a party or by which the Company is bound as of the date hereof. The Company has made available to Buyer true and correct copies of the Existing Agreements. Schedule 4.17 specifies which of the leases shown on such Schedule, if any, are capital leases. Except as set forth on
Schedule 4.17, the Existing Agreements are all valid and subsisting agreements and have not been modified or amended. Except as set forth on Schedule 4.17, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will terminate, vary, or constitute a breach of any of the Existing Agreements. Except as set forth on Schedule 4.17, as of the Closing Date, the Company shall have fulfilled or taken all actions necessary to enable it to fulfill, when done, all current obligations under the Existing Agreements. To the knowledge of the Company and the Shareholder, no default by the Company has occurred, nor has any event occurred which, with the lapse of time or the election of any person other than the Company, will become a default by the Company, nor, to the knowledge of the Shareholder or the Company, has there occurred any default by others or any event which, with the lapse of time or the election of the Company, will become a default under any of the Existing Agreements. Subject to obtaining consents to the assignment of Existing Agreements, neither the Company nor the Shareholder, at the date of this Agreement, has received a written communication from any party to an Existing Agreement that such party will or may cancel any of the Existing Agreements.

         4.18 No Conflict. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated herein by the Company, and the performance of the covenants and agreements of the Company, subject to fulfillment of the conditions set forth in Sections 9.02 and 9.03 hereof, will not, with or without the giving of notice or the lapse of time, or both, (a) violate or conflict with any of the provisions of any charter document or bylaw of the Company; or (b) except as set forth in Schedule 4.18, violate, conflict with or result in a breach or default under or cause modification, termination or acceleration of any term or condition of any Existing Agreement to which the Company is a party or by which the Company or its properties may be bound; or (c) violate any provision of law, statute, regulation, court order or ruling of any governmental authority, to which the Company is a party or by which its properties may be bound, or (d) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any Asset.

         4.19 Required Consents and Approvals. Except as set forth in Schedule 4.19, to the knowledge of the Company and the Shareholder, no consent or approval is required by virtue of the execution hereof by the Company or the consummation of any of the transactions contemplated herein by the Company to avoid the violation or breach of, or the default under, or the creation of a lien on the Assets pursuant to the terms of, any regulation, order, decree or award of any court or governmental agency or any Existing Agreement to which the Company is a party or to which the Company or the Assets is subject.

         4.20 Absence of Certain Changes and Events. Except as set forth in
Schedule 4.20, since February 28, 1998, the Company has conducted the Business only in the ordinary course, and has not:

              (a) suffered any damage or destruction adversely affecting the Assets or Business;

              (b) made any transfer of assets used in the Business except in the ordinary course of business;

              (c) suffered any material adverse change in its working capital, assets, liabilities, financial condition, business prospects, or relationships with any suppliers listed on Schedule 4.16;

              (d) except for customary increases based on term of service or regular promotion of non-officer employees, increased (or announced any increase in) the compensation payable or to become payable to any employee of the Business, or increased (or announced any increase in) any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees, or entered into or amended any employment, consulting, severance or similar agreement with regard to employees of the Business;

              (e) incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice;

              (f) paid, discharged, satisfied or renewed any claim, liability or obligation of the Business other than payment in the ordinary course of business and consistent with past practice;

              (g) permitted any of the Assets to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind;

              (h) waived any material claims or rights of the Business or the Company;

              (i) made any capital expenditures or investments in the Business or in Assets which individually exceed $10,000 or in the aggregate exceed $25,000;

              (j) managed working capital components, including cash, receivables, other current assets, trade payables and other current liabilities of the Business in a fashion inconsistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

              (k) paid, loaned, advanced, sold, transferred or leased any Asset to any employee, except for normal compensation involving salary and benefits;

              (l) issued or sold any of its capital stock or issued any warrant, option or other right to purchase shares of its capital stock, or any security convertible into its capital stock;

              (m) entered into any material commitment or transaction, other than in the ordinary course of business consistent with past practice, affecting the operations of the Company; or

              (n) agreed in writing, or otherwise, to take any action described in this Section.

         4.21 Accounts Receivable. With respect to all accounts receivable of the Business, as listed on Schedule 4.21 as of the Closing Date:

              (a) each such account is based on an actual and bona-fide rendition of services or the provision of supplies by the Company in the course of its business and each such account is payable by a third party obligor or a patient or another person which the Company has identified as being financially obligated to do so;

              (b) the third party obligor, the patient and any other person identified by the Company as being financially obligated to pay each account are obligated to pay all amounts shown to be due on each such account without dispute, reduction in an amount for any reason whatsoever, offset, defense or counterclaim;

              (c) except as shown in Schedule 4.21, no account has arisen based on any contract with federal or state agencies or programs;

              (d) none of the accounts represent services furnished or provided to or on behalf of any subsidiary, parent, person, associate or any other entity affiliated, directly or indirectly, with the Company;

              (e) the Company is in possession of all material documents necessary to obtain payment from the third party obligor or any other person with respect to each account, including the applicable uniform billing form;

              (f) the Company has made all payments to third party obligors, the patient or any other person necessary to prevent such third party obligors, the patient or any other person from the offsetting, or making a demand for repayment, of an earlier overpayment to the Company against any amount that third party obligor, the patient or any other person owes on any account;

              (g) the accounts receivable are payable only in U.S. dollars, and the accounts receivable are fully collectible in the net amount of $1,300,000 as shown on the Interim Balance Sheet; and

              (h) to the Company's and the Shareholder's knowledge, the transfer of accounts pursuant to this agreement will not violate any federal, state or local law, rule or regulation, or court order or governmental decree applicable to the Company or the Business, or the terms of any contract relating to such accounts.

Collection of accounts receivable in the amount of $1,300,000 shall satisfy the representations contained in this Section 4.21, unless refunds are thereafter requested by payors of such accounts receivable. If Buyer makes a claim and is paid for a Loss (as defined in Article XI hereof) under this Section 4.21, then Buyer shall immediately return to the Company the title to the uncollected accounts receivable in respect of which such claim for a Loss was made.

         4.22 Health Care Matters.

              (a) no certificate of need is necessary for the operation of the Business as it is operated on the Closing Date. The Company has no CON applications pending or any approved but unimplemented CONs;

              (b) to the knowledge of the Company and the Shareholder, the facilities, equipment and operations of each location of the Business satisfy in all material respects the applicable home health or home care licensing requirements of each state in which the Business operates as it is operated on the Closing Date. The Company holds all licenses, permits, registrations, certificates, consents and approvals ("Licenses and Permits") required to be held by it to own, occupy and lease, if applicable, its assets and to conduct its business as heretofore listed in Scheduled 4.15. No notice from any authority in respect of the revocation, termination, suspension or limitation of any License or

Permit has been received, nor is the Shareholder or the Company aware of the proposed or threatened issuance of any such notice;

              (c) the Company has current agreements with certain third party payors in each state in which it operates, all of which third party payor agreements (including Medicaid participation agreements) are listed in Schedule 4.22(c). True and correct copies of all third party payor agreements of the Company have been provided to Buyer, and the Company is not in default under, and the Company is, to the knowledge of the Company and the Shareholder, presently in compliance with all of the terms, conditions and provisions of each such agreement to which it is a party;

              (d) the Company is qualified for participation in the Medicaid program, and has been assigned the Medicaid provider numbers, in each case as described in Schedule 4.22(d). To the knowledge of the Company and the Shareholder, the Company is presently in compliance with all of the applicable terms and conditions for participation in each such Medicaid program;

              (e) to the knowledge of the Company and the Shareholder, all billings by the Company to the Medicaid program have been made in accordance with applicable law (including, without limitation, in accordance with all applicable regulations and published policies and procedures) and there has been no overbilling; nor has there been any over collecting from such program or overpayment by such program which has not been refunded;

              (f) to the knowledge of the Company and the Shareholder, all billings by the Company to any private third party payor have been made in accordance with applicable law and the third party payor contract, and there has been no overbilling; nor has there been any over collecting from such payor or overpayment by such payor which has not been refunded;

              (g) the Company has previously delivered to Buyer true and complete copies of the Company's most recent Community Health Accreditation Program, Inc. ("CHAP") accreditation survey reports and deficiency lists, if any, the most recent of any Statements of Deficiencies and Plans of Correction under the Medicaid program, if any, and each of the most recent state licensing reports and lists of deficiencies, if any;

              (h) no officer, director, employee or agent of either Company (i) has been convicted of a criminal offense as described in Section 1128(a) and 1128(b)(1)(2) or (3) of the Social Security Act; (ii) has had civil money penalties or assessments imposed under Section 1128(a) of the

Social Security Act; or (iii) has been excluded from participation in any of the state health care programs; and

              (i) the cost reports of the Company for Medicaid for the fiscal years listed on Schedule 4.22(i) (if any) have been audited. All Medicaid cost reports of the Company were filed by the required filing dates, and such reports do not claim, and the Company has not received, reimbursement in excess of the amount provided by law. The Company has supplied Buyer with copies of the Medicaid cost reports, if any, filed by the Company for the past five (5) years.

         4.23 Products Liability Risks. To the best knowledge of the Company and the Shareholder, the Company is not subject to any products liability claim or action. Neither the Company nor the Shareholder is aware of any state of facts that may result in any claim or action, with respect to any defect in any product manufactured, processed, packaged, or sold, or any service rendered by the Company.

         4.24 Fraud and Abuse. The Company has not engaged in any activities with are prohibited (a) under 42 U.S.C. ss.1320a-7b, or the regulations promulgated thereunder, or related state or local statutes or regulations, or
(b) by Rules of Professional Conduct, or (c) by law or any third party payor contract, including but not limited to the following: (i) knowingly and wilfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit of payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item of service for which payment may be made in whole or in part by Medicare or Medicaid or any third party payor, or (B) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party payor.

         4.25 Insurance. All of the policies of insurance and binders presently in force, with respect to the Company, including, without limitation, those covering properties, buildings, machinery, equipment, furniture, fixtures, operations, worker's compensation, malpractice liability, public liability and product's liability, are set forth in and disclosed on Schedule 4.25. The Company has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and the Company is in compliance with all conditions contained therein. There have been no lapses (whether cured or not) in the coverage provided under the insurance policies referenced herein and as set forth on
Schedule 4.25, during the term of such policies, as extended or renewed. Except as set forth on Schedule 4.25, (i) the Company has not filed a written application for any insurance for the Company which has been denied by an insurance agency or carrier, and (ii) the Company has been continuously insured for professional malpractice claims since it began its operations. Such insurance policies are occurrence type coverage policies (or the Company will purchase tail coverage to provide for claims brought after Closing which arose before Closing) with coverage of at least $1,000,000 per claim, and $3,000,000 in the aggregate, and such amounts and types of coverage are adequate to insure fully against risks to which the Company and the Business are exposed. Schedule
4.25 also sets forth a list of all claims for any insured loss in excess of $5,000 per occurrence. The Company is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion.

         4.26 Environmental Requirements. To the knowledge of the Company and the Shareholder, the Company is in compliance with all applicable requirements, restrictions, limitations, conditions, standards, prohibitions, and obligations contained in all federal, state, and local laws relating to environmental, land use, health, or safety matters, including any and all regulations, codes, plans, orders, decrees, judgments, and notices issued, entered, promulgated, or approved thereunder ("Environmental Laws"), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. None of the Assets or locations of the Business are, as a result of any actions, operations, or activities of the Company or any officer, affiliate, agent, employee, or contractor of the Company on any federal or state "Superfund" list or, to the knowledge of the Company or the Shareholder, has been the site of any activity that would violate any Environmental Laws.

         4.27 Disclosure. No representation, warranty, assurance or statement by the Shareholder or the Company in this Agreement and no statement contained in any document (including the Financial Statements and the Schedules), certificate or other writing furnished or to be furnished by the Shareholder or the Company (or caused to be furnished by the Shareholder or the Company) to Buyer or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made (including any reference to a qualifier of knowledge), in order to make the statements herein or therein not misleading.


                                   ARTICLE V

               V. REPRESENTATIONS AND WARRANTIES OF BUYER AND PSA

         Buyer and PSA hereby represent and warrant to the Company and the Shareholder as follows:

         5.01 Organization. (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state of the United States in which the conduct of the business of Buyer or the ownership of its properties and assets requires it to be so qualified except where the failure to be so qualified would not have a material adverse effect on the operations or financial condition of Buyer.

              (b) PSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and its capitalization is 80,000,000 shares: 78,000,000 shares of Common Stock, $0.01 par value, of which 7,139,000 are issued and outstanding immediately prior to the date of this Agreement, and 2,000,000 shares of Preferred Stock, of which no shares are issued and outstanding as of the date hereof. PSA has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state of the United States in which the conduct of the business of PSA or the ownership of its properties and assets requires it to be so qualified except where the failure to be so qualified would not have a material adverse effect on the operations or financial condition of PSA.

         5.02 Authorization. Each of PSA and Buyer has the right, power and capacity to execute, deliver and perform this Agreement and all other agreements, documents and instruments to be executed by PSA or Buyer, as applicable, in connection with the transactions contemplated hereby (the "Transaction Documents") and to consummate the transactions contemplated hereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of PSA and Buyer. The Transaction Documents have been duly and validly executed and delivered by PSA and Buyer and constitute, as applicable, PSA's and Buyer's legal, valid and binding obligation, enforceable against each of them, as applicable, in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors rights generally, or by public policy with respect to indemnification provisions hereof.

         5.03 No Conflict. The execution and delivery of the Transaction Documents by PSA and Buyer, the consummation of the transactions contemplated therein by PSA and Buyer, and the performance of the covenants and agreements of PSA and Buyer will not, with or without the giving of notice or the lapse of time, or both, (a) violate or conflict with any of the provisions of any charter document or bylaw of PSA or Buyer; (b) violate, conflict with or result in breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which PSA or Buyer is a party or by which PSA or Buyer or any of their respective properties may be bound; or (c) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which PSA or Buyer is a party or by which PSA or Buyer or their respective properties may be bound.

         5.04 Current Public Information; Material Facts. Buyer and PSA have furnished the Company with copies of the following documents pertaining to PSA:

              (a) An Annual Report on Form 10-K for the year ended September 30, 1997;

              (b) an Annual Report to Shareholders (the "Annual Report") for the year ended September 30, 1997;

              (c) a proxy statement for PSA's 1998 Annual Meeting;

              (d) a Quarterly Report on Form 10-Q for the quarter ended December 31, 1997; and

              (e) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, if publicly released prior to the date hereof.

              (collectively, the "Disclosure Documents")

Since the date of the last filed Disclosure Document, PSA has not filed any current reports on Form 8-K under the Securities Exchange Act of 1934, as amended.

         This Agreement and the Disclosure Documents and any other document, certificate or other writing furnished to the Company by or on behalf of Buyer or PSA in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

         5.05 No Violation of Law. Neither Buyer nor PSA is in material violation of any applicable material local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on Buyer or PSA, respectively, or material to their respective operations.

         5.06 Required Consents and Approvals. Except as set forth in Schedule 5.06, no material consent or approval is required by virtue of the execution hereof by PSA or Buyer or the consummation of any of the transactions contemplated herein by PSA or Buyer.

         5.07 S-3 Registration Statement. PSA is current in all of its required filings with the Securities and Exchange Commission ("SEC"). Neither Buyer nor PSA have knowledge of any state of facts regarding Buyer or PSA which would cause the SEC to refuse to grant the effectiveness of the S-3 Registration Statement referenced in Article VII hereof.

         5.08 Disclosure. No representations, warranties, assurances or statements by PSA or Buyer in this Agreement and no statement contained in any Schedules hereto, certificates or other writings furnished or to be furnished by PSA or Buyer (or caused to be furnished by PSA or Buyer) to the Company or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI

                          VI. COVENANTS OF THE PARTIES

         The Company, the Shareholder, PSA and Buyer, respectively, hereby covenant to and agree with one another as follows:

         6.01 Transfer Taxes.

              (a) All New Jersey or Florida sales or transfer taxes, including but not limited to, stock transfer taxes, document recording fees, real property transfer taxes, and excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby shall be paid equally by the Company and Buyer.

              (b) The Company and the Shareholder shall be responsible for the payment of the following:

                   (i) all federal, state and other taxes imposed upon the
              Company or the Shareholder's gross or net income from the transactions contemplated hereunder (including without limitation the recapture of investment tax credit);

                   (ii) all sales and use Taxes imposed on the purchase, sale, use or transfer of property by the Company prior to and as a result of the Closing; and

                   (iii) any penalties, interest, or similar charges with
              respect to the foregoing Taxes enumerated in this Section 6.01.

         6.02 Approvals of Third Parties; Satisfaction of Conditions to Closing. The Company, the Shareholder, PSA and Buyer will use their reasonable, good faith efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, including, without limitation, all consents required by Sections 9.02 and 9.03, or as are necessary to consummate the transactions contemplated hereby. The Company and the Shareholder will use their reasonable, good faith efforts to obtain the satisfaction of the conditions specified in Article X. Buyer will use its reasonable, good faith efforts to cause or obtain the satisfaction of the conditions specified in
Article IX.

         6.03 Employee Benefits Plans. Buyer shall not adopt, assume or otherwise become responsible for, either primarily or as a successor employer, any assets or liabilities of any employee benefit plans, arrangements, commitments or policies currently provided by the Company or by any entity which, together with the Company, would constitute a single employee under Section 414(b), (c), (m) or (o) of the Code (including but not limited to the Employee Benefit Plans identified on Schedule 4.11); if and to the extent that Buyer is deemed by law or otherwise to be liable as a successor employer for such purposes, and to the extent that such liability involves a claim arising from events prior to the Closing Date, then and only then the Company shall indemnify Buyer for the full and complete costs, fees and other liabilities which result. Additionally, the Company agrees not to assert that Buyer is a successor employer of the Company or any entity which, together with the Company, would constitute a single employer under Section 414(b), (c), (m) or (o) of the Code. In particular, Buyer shall not assume liability for any group health continuation coverage or coverage rights under
Section 4980B of the Code or Part 6 of Title I of ERISA applicable to a group health plan maintained by the Company at any time prior to the Closing Date, and if and to the extent that Buyer is deemed by law or otherwise to be liable as a successor employer for such group health continuation coverage purposes, the Company shall indemnify Buyer for the full and complete costs, fees and other liabilities which result.

         6.04 Assumption of Liabilities by Buyer. Effective upon the Closing, Buyer shall by written instrument in the form of Exhibit 6.04 attached hereto assume and agree to pay, perform, and discharge, and to indemnify and hold harmless the Company and the Shareholder, their successors and assigns, against and hold them harmless from (i) obligations and liabilities of the Company remaining unpaid or unperformed after Closing under the agreements of the Company set forth on Exhibit 6.04 which are assigned to the Buyer and with respect to which the Buyer succeeds to the rights of the Company thereunder except claims, obligations and liabilities, actual or contingent arising out of events prior to the Closing including any claims or litigation, or arising out of the Company's default or breach of the agreements set forth on Exhibit 6.04, and (ii) those liabilities and obligations set forth on Schedule 6.04.


         6.05 Licensure; Failure to Obtain Licensure. Buyer has made all appropriate applications for licensure in the States of Florida and New Jersey. Buyer shall use its best efforts to ensure that licensure occurs in a timely manner, but in all cases within a maximum of two (2) months from the date of this Agreement. Any time extensions shall be by mutual written agreement of the parties to this Agreement. Termination of this Agreement because of the failure of the Buyer to obtain licensure shall be a permissible reason for termination of this Agreement under Article XII hereto.

                                  ARTICLE VII

                 VII. COVENANTS OF THE COMPANY AND SHAREHOLDER

         7.01 Pre-Closing Operations of the Company. Shareholder and the Company hereby covenant and agree that, except as consented to in writing by Buyer, pending the Closing, the Company will operate and conduct its Business, and the Shareholder shall cause the Company to conduct its Business, only in the ordinary course in accordance with prior practice, and carry on its Business diligently and substantially in the manner as heretofore conducted and not make or institute any methods of purchase, sale, lease management accounting or operation except in the ordinary course of business consistent with past practice. Pursuant thereto and not in limitation of the foregoing:

              (a) The Company shall manage its working capital, including cash, receivables, other current assets, trade payables and other current liabilities, in a fashion consistent with past practice, including by selling inventory and other property in an orderly and prudent manner and paying outstanding obligations, trade accounts and other indebtedness as they come due.

              (b) No material contract or commitment of any kind relating to the Company shall be entered into without the prior written consent of Buyer (for purposes hereof, the word "material" shall refer to any contract or commitment which, if it had been entered into prior to execution of this Agreement, would have been disclosed in the Schedules hereto). Any such contract entered into with the knowledge and written consent of Buyer shall be deemed to have been disclosed in the appropriate Schedule hereto.

              (c) The Company shall maintain its Assets in the present state of repair (ordinary wear and tear excepted), shall use its best efforts to keep available the services of the employees employed at the Effective Time, and preserve the good will of the Business and relationships with customers, patients, suppliers, distributors and others with whom the Company has business relations.

              (d) The Company shall not take any of the following actions after the date of this Agreement without the prior written consent of Buyer:

                   (i) Dispose of any Assets other than in the ordinary course of business consistent with past practice;

                   (ii) Mortgage, pledge or subject to liens or other
              encumbrances any Assets except by incurring Permitted Liens;

                   (iii) Purchase or commit to purchase any capital asset for a price exceeding $5,000;

                   (iv) Except for planned or normal increases in the ordinary course of business consistent with past practice with respect to non-officer or director employees, increase or announce any increase of any salaries, wages or employee benefits or hire, commit to hire or terminate any employee;

                   (v) With respect to any employee or officer or director, pay any bonus, except consistent with past practice or in de minimus amounts;

                   (vi) Amend any charter document or bylaw;

                   (vii) Issue, sell or repurchase any of its capital stock, or make any change in its issued and outstanding capital stock, or issue any warrant, option or other right to purchase shares of its capital stock or any security convertible into its capital stock, or redeem, purchase or otherwise acquire any shares of its capital stock, or declare or dividends or make any other distribution with respect to its stock;

                   (viii) Incur, assume or guarantee any obligation or
              liability for borrowed money, or exchange, refund or renew any outstanding indebtedness in such a manner as to reduce the principal amount of such indebtedness and increase the interest rate or balance outstanding;

                   (ix) Cancel any debts;

                   (x) Amend or terminate any material agreement, including any employee benefit plan or any insurance policy in force on the date hereof (except as otherwise contemplated by this Agreement or any other agreement entered into between the Company and Buyer);

                   (xi) Solicit or entertain any offer for, or sell or agree to sell, or participate in any business combination with respect to, any of the shares of its capital stock;

                   (xii) Make any changes in accounting methods, principles or practices;

                   (xiii) Do any act, omit to do any act or permit any act
              within Shareholder's or the Company's control which will cause a breach of any representation, warranty or obligation contained in this Agreement or any obligations contained in any contract; or

                   (xiv) Issue substitute stock certificates to replace
              certificates which have been lost, misplaced, destroyed, stolen or are otherwise irretrievable, unless an adequate bond or indemnity agreement approved by Buyer has been duly executed and delivered to the Company.

Provided, however, that consistent with the understanding of the parties hereto, the Company may transfer cash from its accounts, provided that the Company shall have at least $1,000 at Closing in the Company's cash account which is being transferred to Buyer.

         7.02 Access. From the date of this Agreement through the Closing Date, the Company shall (i) provide Buyer and its designees (officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Buyer may from time to time reasonably request with respect to the Company and the transactions contemplated by this Agreement; (ii) provide Buyer and its designees access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of the Company, as Buyer or its designees may from time to time reasonably request; and (iii) permit Buyer and its designees to make such inspections thereof as Buyer may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business. No such investigation shall limit or modify in any way Shareholder's or the Company's obligations with respect to any breach of their representations, warranties, covenants or agreements contained herein.

         7.03 Interim Financials. As promptly as practicable after each regular accounting period subsequent to the date of this Agreement and prior to the Closing Date, the Company will deliver to Buyer periodic financial reports in the form which it customarily prepares for its internal purposes concerning the Company and, if available, unaudited statements of the financial position of the Company as of the last day of each accounting period and statements of income and changes in financial position of the Company for the period then ended.


                                  ARTICLE VIII

                           COVENANTS OF PSA AND BUYER

         PSA and Buyer, respectively, hereby covenant to the Company and Shareholder, and agree as follows:

         8.01 Issuance of PSA Shares. The PSA Shares, when issued by the Transfer Agent, Chase Mellon Shareholder Services, shall have been duly authorized, validly issued, fully paid and nonassessable, and shall have been listed (or application and payment therefor made by Buyer), on the NASDAQ National Market System, and will be free and clear of any liens, encumbrances, pledges, security agreements, costs, or other charges.

         8.02 Registration of PSA Shares. PSA will

              (a) as soon as reasonably possible, and as permitted by applicable SEC rules and regulations, after the Closing Date, file with the SEC in conformity with the requirements of the Securities Act of 1933, a Registration Statement on SEC Form S-3 (the "Registration Statement") pursuant to Rule 415 of the Securities Act with respect to the resale by the Company, or any successor in interest, of the PSA Shares, and use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act in a prompt manner;

              (b) prepare in conformity with the requirements of the Securities Act and file with the SEC such amendments (including pre-effective and post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the PSA Shares until the first to occur of (i) all of the PSA Shares having been sold by the Company, or (ii) the PSA Shares being eligible for sale by the Company pursuant to Rule 144 under the Securities Act;

              (c) furnish to the Company such number of copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits) such number of copies of the prospectus included in the Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Company may reasonably request in order to facilitate the disposition of the PSA Shares;

              (d) until all of the PSA Shares have been sold by the Company, notify the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to the Company a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

              (e) pay the costs and expenses incurred by PSA in connection with the filing of the Registration Statement and any amendments or supplements thereto, including without limitation, NASDAQ listing fees, printing, legal, accounting, and "blue sky" fees and expenses and SEC filing fees.

         8.03 Indemnification With Respect to Registration Statement. PSA shall indemnify and hold harmless the Company, and each other person who controls the Company within the meaning of the Securities Act (the "Company Parties"), against and from any damages or costs, including attorneys fees and court costs, incurred by such Company Parties which arise out of or are based upon
(i) any untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated in the Registration Statement, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, unless the foregoing is based upon an untrue statement or omission of the Company Parties.

         8.04 Post-Closing Cooperation. Following the Closing Date, Buyer shall grant the Company and the Shareholder reasonable access to patient files and other information related to the Business to the extent that such access is necessary for the Company and/or the Shareholder to comply with laws, regulations, court orders or other governmental mandates.

         8.05 Accounts Receivable Reports. Every 60 days from the date of Closing, Buyer shall deliver to the Company periodic accounts receivable collection reports relating to the accounts receivable transferred to Buyer under this Agreement.

                                   ARTICLE IX

                  IX. CONDITIONS TO OBLIGATIONS OF THE COMPANY

         Each of the obligations of the Company and the Shareholder to be performed hereunder shall be subject to the satisfaction (or waiver by the Company) at or prior to the Closing Date of each of the following conditions:

         9.01 Representations and Warranties True at Closing Date. Each of PSA's and Buyer's representations and warranties contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and PSA and Buyer shall have complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by it on or before the Closing Date.

         9.02 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

         9.03 Other Necessary Consents. The Shareholder and the Company shall have obtained all consents and approvals listed on Schedule 4.19. In addition, the proper parties shall have executed and delivered the Non-competition Agreement, the Employment Agreement, and the Escrow Agreement referred to, respectively, in Sections 10.08, 10.09, and 10.10 below.

         9.04 No Material Change. PSA shall not have suffered any material adverse change since the date of this Agreement in its business or financial condition.

         9.05 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened against Buyer or PSA, the Shareholder or the Company before any court or governmental agency, which has resulted in the restraint or prohibition of any such party, or, in the reasonable opinion of counsel for the Company, could result in the obtaining of material damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE X

                     X. CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer and PSA to be performed hereunder shall be subject to the satisfaction (or waiver by Buyer) on or before the Closing Date of each of the following conditions:

         10.01 Representations and Warranties True at Closing Date. Each of the representations and warranties of the Shareholder and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date and the Shareholder and the Company shall have performed and complied in all material respects with the respective covenants and agreements set forth herein to be performed or complied with by each of them on or before the Closing Date.

         10.02 No Material Change. The Company shall not have suffered any material adverse change since February 28, 1998, in its business, including in its prospects, financial condition, working capital, Assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         10.03 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened against Buyer or PSA, the Shareholder or the Company before any court or governmental agency, which has resulted in the restraint or prohibition of any such party, or, in the reasonable opinion of counsel for Buyer, could result in the obtaining of material damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

         10.04 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

         10.05 Other Necessary Consents. The Shareholder and the Company shall have obtained all consents and approvals listed on Schedule 4.19. With respect to each such consent or approval, Buyer shall have received written evidence, reasonably satisfactory to it, that such consent or approval has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

         10.06 Intentionally Deleted.

         10.07 Intentionally Deleted.

         10.08 Non-competition Agreements. The Company and the Shareholder shall have executed and delivered to Buyer non-competition agreements in the form of Exhibits 10.08(a)-(b) hereto.

         10.09 Consulting Agreement. Kevin Buhrman shall have executed and delivered to the Buyer a consulting agreement in the form of Exhibit 10.09 hereto.

         10.10 The Escrow Agreement. The Company and the Shareholder shall have executed and delivered to the Buyer and PSA an Escrow Agreement on the Effective Date in the form of Exhibit 10.10 hereof.


                                   ARTICLE XI

                              XI. INDEMNIFICATION

         11.01 (a) Indemnification by the Company and the Shareholder. The Company and the Shareholder shall, jointly and severally, indemnify and reimburse Buyer and PSA for any and all claims, losses, liabilities, damages (including special and consequential damages), costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) incurred by Buyer and PSA, their successors or assigns, and their respective officers, employees, consultants and agents (the "Protected Parties"), (hereinafter "Loss" or "Losses") suffered or incurred by Buyer or PSA as a result of, or with respect to, (1) any breach or inaccuracy of any representation or warranty of the Company or the Shareholder set forth in this Agreement or in any Schedule or Exhibit hereto; (2) any breach of or noncompliance by the Company or the Shareholder with any covenant or agreement of the Company or the Shareholder contained in this Agreement or the Non-Competition Agreements described at Sections 9.08; (3) any and all liabilities and obligations of the Company which Buyer does not expressly assume at the Closing by written instrument executed by Buyer as provided in Section 6.04; (4) any and all liabilities and obligations arising out of any breach by the Company prior to Closing of any agreement assumed by Buyer at the Closing by written instrument executed by Buyer pursuant to this Agreement; (5) any and all claims asserted by the Company's creditors, except where such claims are in connection with liabilities or obligations expressly assumed by Buyer pursuant to a written instrument executed by Buyer as provided in Section 6.04 (for the purposes of this Agreement, "creditors" shall mean (aa) all persons or entities who are known by either Company to assert claims against either Company even though such claims are disputed as well as (bb) all general creditors, all secured creditors, all lien creditors, and all representatives of creditors); and (6) those matters set forth on

Schedule 11.01 hereto [matters which, although disclosed on a Schedule, Buyer wishes specific indemnification].

              (b) By PSA and Buyer. PSA and Buyer shall, jointly and severally, indemnify and reimburse the Company and the Shareholder for any and all claims, losses, liabilities, damages (including special and consequential damages), costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) incurred by the Company and the Shareholder, their successors or assigns, and the Company's officers, employees, consultants and agents (the "Protected Parties"), (hereinafter "Loss" or "Losses") suffered or incurred by the Company or the Shareholder as a result of, or with respect to,
(1) any breach or inaccuracy of any representation or warranty of PSA or Buyer set forth in this Agreement or in any Schedule or Exhibit hereto; (2) any breach of or noncompliance by PSA or Buyer with any covenant or agreement of PSA or Buyer contained in this Agreement or the Escrow Agreement; (3) any and all liabilities and obligations of PSA or Buyer that arise after Closing from obligations expressly assumed by PSA or Buyer at the Closing by written instrument executed by Buyer as provided in Section 6.04; (4) any and all liabilities and obligations arising out of any breach by the Buyer after Closing of any agreement assumed by Buyer at the Closing by written instrument executed by Buyer pursuant to this Agreement; (5) any and all claims asserted by the PSA's or Buyer's creditors; and (6) those matters set forth on Schedule 10.01(b) hereto.

         11.02 Indemnity Claims.

              (a) Survival. The representations and warranties of the parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not be extinguished by the Closing but shall survive the Closing for a period of two (2) years. No investigation or other examination by a party hereto, its designee or representatives shall affect the term of survival of any representation or warranty contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith, or the term of the right of the Protected Parties to seek indemnification.

              (b) Time to Assert Claims. All claims for indemnification hereunder shall be asserted no later than two (2) years after the Closing Date. Nothing herein shall be deemed to prevent a party from making a claim for a Loss hereunder for potential or contingent claims or demands provided the notice of Loss sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the party making the claim has reasonable grounds to believe that such a claim or demand may become actual.

              (c) The Escrow Agreement. In addition to any other rights and remedies available to Buyer and PSA to satisfy any claim for indemnification, such claim for indemnification by Buyer or PSA under Section 11.01 for any Losses may be satisfied by first making a claim against the PSA Shares held in Escrow pursuant to the Escrow Agreement referred to in Section 10.10.

         11.03 Notice of Claim. A party making a claim for indemnification (the "Indemnitee") shall notify the party against whom such claim is being made (the "Indemnitor") in writing of any claim for indemnification, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnitee shall provide to the Indemnitor as promptly as practicable thereafter such information and documentation as may be reasonably requested by the Indemnitor to support and verify the claim asserted, so long as such disclosure would not violate the attorney-client privilege of Indemnitee.

         11.04 Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnitor may assume the defense or the prosecution thereof by prompt written notice to the Indemnitee and the affected Protected Party, including the employment of counsel or accountants, at its cost and expense. The Indemnitee and the affected Protected Party shall have the right to employ counsel separate from counsel employed by the Indemnitor in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnitee and the affected Protected Party shall be at their expense. The Indemnitor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld; provided that if the Indemnitor does not assume the defense or prosecution of a claim as provided above within thirty (30) days after notice thereof from the Indemnitee or any Protected Party, the Indemnitee and the affected Protected Party may settle such claim without the Indemnitor's consent. The Indemnitor shall not agree to a settlement of any claim which provides for any relief other than the payment of monetary damages or which could have a material precedential impact or effect on the business or financial condition of any Protected Party without the Indemnitee's and the affected Protected Party's prior written consent. Whether or not the Indemnitor does choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnitor shall be subrogated to all rights and remedies of any Protected Party, except to the extent they apply against another Protected Party.

         11.05 Limitation of Liability. The liability of the parties hereunder shall be limited to the Purchase Price.


                                  ARTICLE XII

                       XII. TERMINATION PRIOR TO CLOSING

         12.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

              (a) By the mutual written consent of Buyer and the Company;

              (b) By the Company and Shareholder in writing, without liability, if Buyer shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten
(10) days after the Company or Shareholder have notified Buyer of their intent to terminate this Agreement pursuant to this subparagraph;

              (c) By Buyer in writing, without liability, if the Company or Shareholder shall (i) fail to perform in any material respect its agreements contained herein required to be performed by them on or prior to the Closing Date, or (ii) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten
(10) days after the Buyer has notified the Company or Shareholder of its intent to terminate this Agreement pursuant to this subparagraph;

              (d) By the failure of the Buyer to obtain licensure as set forth in Section 6.05 of this Agreement other than as a result of the breach of this Agreement; or

              (e) By either the Company, the Shareholder or Buyer in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on the Company, the Shareholder or Buyer, which prohibits or restrains the Company, the Shareholder, PSA or Buyer from consummating the transactions contemplated hereby, provided that the Company, the Shareholder, PSA and Buyer shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry, by any such court or governmental or regulatory agency.

              (f) By either the Company and the Shareholder on the one hand and PSA and the Buyer on the other hand if the Closing has not occurred on or before two (2) months from the Effective Date; provided, that the parties may agree in writing to extend the time period.

         12.02 Termination of Obligations. Termination of this Agreement pursuant to this Article XII shall terminate all of the obligations of the parties hereunder except those obligations specifically intended or stated to survive termination. Provided that termination pursuant to subparagraphs
(b),(c),(d) or (e) above shall not relieve a defaulting or breaching party from any liability to the other party hereto. Upon termination, the cash portion of the Purchase Price placed in Escrow on the Effective Date shall be returned to Buyer.

                                  ARTICLE XIII

                               XIII. ARBITRATION

         13.01 Binding Arbitration. If a dispute arises under this Agreement (other than a dispute for which equitable remedies such as injunction are sought, in which case the party may proceed in equity) then such dispute shall, within thirty days after notice of such dispute, be determined by arbitration in accordance with the provisions of this Article XIII.

         13.02 Selection of Arbitrator. Should the parties be able to agree upon the selection of an arbitrator within the thirty (30) days after the notice from one party to the other party of a dispute that cannot be resolved by negotiation, the agreed upon arbitrator shall proceed forthwith to arbitrate the dispute. If the parties cannot agree on an arbitrator, then each of Buyer and the Company shall select an arbitrator, and those arbitrators shall choose a third arbitrator, all of which arbitrators shall promptly proceed to arbitrate such dispute in accordance with the Rules of the American Arbitration Association and the current commercial arbitration rules thereof. All arbitration hearings shall be conducted in Newark, New Jersey.

         13.03 Arbitration Final. The award rendered by the arbitrator shall be final and judgment upon the award rendered by the arbitrator may be entered upon it in any court having jurisdiction thereof. The language of the award must set forth findings of fact and conclusions of law used by the arbitrator in reaching his or her decision. The expense of arbitration shall be borne by the losing party unless otherwise decided or allocated by the arbitrator. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of New Jersey and during the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement, and the agreements executed in connection herewith.


                                  ARTICLE XIV

                               XIV. MISCELLANEOUS

         14.01 Entire Agreement. This Agreement (including the Schedules and Exhibits) constitutes the sole understanding of the parties with respect to the subject matter hereof and terminates the Letter of Intent, dated March 19, 1998; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

         14.02 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         14.03 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of Buyer, neither the Shareholder nor the Company may assign its rights, duties or obligations hereunder or any part thereof to any other person or entity. Buyer may assign its rights and duties hereunder in whole or in part (before or after the Closing) to one or more affiliated entities but if it does so, it shall remain liable for all Buyer's obligations hereunder.

         14.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         14.05 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         14.06 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         14.07 Expenses. Except as otherwise provided herein, the Company, the Shareholder, PSA and Buyer shall each pay all costs and expenses incurred by each of them, or on their behalf respectively, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their own financial consultants, accountants and counsel.

         14.08 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally (including by overnight courier or express mail service) or sent by registered or certified mail, postage or fees prepaid,


         If to the Shareholder and the Company to:

              Transworld Healthcare, Inc.
              555 Madison Avenue, 30th Floor
              New York, New York 10022
              Attention: Greg Marsella, General Counsel
              Telephone: (212) 750-0064
              Facsimile: (212) 750-7221

         if to Buyer to:

              Pediatric Services of America, Inc.
              3159 Campus Drive
              Norcross, Georgia 30071
              Attention:  President
              Telephone: (770) 441-1580
              Facsimile: (770) 729-0316


or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         14.09 Brokerage. The Company has engaged a broker in connection with the transactions contained in this Agreement. The Company acknowledges and agrees that the brokerage fee due to the broker shall be remitted to the broker by wire transfer of immediately available funds by Buyer out of the cash portion of the Purchase Price at Closing. Subject to the foregoing sentence, the Company shall indemnify and hold harmless Buyer from and against any and all losses, costs, damages, and expenses (including reasonable attorneys' fees) arising or resulting, or sustained or incurred by Buyer, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by the Company or the Shareholder in connection with the transactions contemplated under this Agreement. Buyer does hereby indemnify and agree to hold harmless the Company and the Shareholder from and against any and all losses, costs, damages, and expenses (including reasonable attorneys' fees) arising or resulting, or sustained or incurred by the Company or the Shareholder, by reason of any claim by any broker, agent, finder, or other person or entity based upon any arrangement or agreement made or alleged to have been made by Buyer in connection with the transactions contemplated under this Agreement.

         14.10 Governing Law. This Agreement is executed by Buyer and PSA in, and shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of law thereof.

         14.11 The Shareholder's and the Company's Knowledge. As used herein, the terms "the Shareholder's knowledge" and "to the knowledge of the Shareholder" with respect to the Shareholder shall mean the knowledge of any executive officers of the Shareholder, and the terms "the Companys' knowledge" or "to the knowledge of the Company" shall mean the knowledge of any director or officer of the Company.

         14.12 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and the Protected Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         14.13 "Including". Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

         14.14 Gender and Number. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

         14.15 References. Whenever reference is made in this Agreement to any Article, Section, Schedule or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule or Exhibit to this Agreement.

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

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.


                                            BUYER:

                                            PEDIATRIC SERVICES OF AMERICA, INC.


                                            By: /s/ Joseph D. Sansone
                                               --------------------------------
                                                Name:  Joseph D. Sansone
                                                Title: President


                                            BUYER:

                                            PEDIATRIC SERVICES OF AMERICA, INC.


                                            By: /s/ Joseph D. Sansone
                                               --------------------------------
                                                Name:  Joseph D. Sansone
                                                Title: President



                                            SHAREHOLDER:

                                            TRANSWORLD HEALTHCARE, INC.


                                            By: /s/ Wayne Palladino
                                               --------------------------------
                                               Name: Wayne Palladino
                                               Title: Senior Vice President



                                            THE COMPANY:

                                            TRANSWORLD HOME HEALTH CARE --
                                            NURSING DIVISION, INC.


                                            By: /s/ Wayne Palladino
                                               --------------------------------
                                               Name: Wayne Palladino
                                               Title: Vice President

                                       41